UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2010

Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant's telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.
INDEX

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2010, Smithtown Bancorp, Inc. (the “Company”) entered into a Written Agreement with the Federal Reserve Bank of New York (“FRB”). The Written Agreement incorporates the provisions of the Consent Agreements that the Company’s wholly owned subsidiary, Bank of Smithtown, entered into with the Federal Deposit Insurance Company and the New York State Banking Department on January 29, 2010, and similarly requires that the Company obtain the approval of the FRB prior to paying a dividend.

The foregoing description of the Written Agreement with the FRB is qualified in its entirety by reference to the Written Agreement dated June 22, 2010 between the Company and the FRB, attached hereto as Exhibit 1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibits No.	Description

	1	Written Agreement by and between Smithtown Bancorp, Inc. and Federal Reserve Bank of New York dated June 22, 2010.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 28, 2010	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman of the Board and Chief Executive Officer

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